UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

Libbey Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 325-2100

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	LBY	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 25, 2020, Libbey Inc. (the “Company” or “Libbey”) entered into Amendment No. 5 (“Amendment No. 5”) to the Senior Secured Credit Agreement, dated as of April 9, 2014 (the “Credit Agreement”), by and among the Company, Libbey Glass Inc., as borrower (the “Borrower), each of the Loan Parties (as defined in the Credit Agreement) and the lenders party thereto, as amended by Amendment No. 1 to the Credit Agreement on April 9, 2020 (“Amendment No. 1”), Amendment No. 2 to the Credit Agreement on April 30, 2020 (“Amendment No. 2”), Amendment No. 3 to the Credit Agreement on May 7, 2020 (“Amendment No. 3”), and Amendment No. 4 to the Credit Agreement on May 15, 2020 (“Amendment No. 4”). Amendment No. 5 provides for an extension of the date on which the Borrower is required under the Credit Agreement to make a prepayment of approximately $12 million from the Borrower’s Excess Cash Flow (as defined in the Credit Agreement) from May 25, 2020 to May 31, 2020, subject to certain conditions, including the Borrower’s provision of certain financial, operational and liquidity information to the lenders, and the maintenance by the Loan Parties of a minimum level of liquidity. As previously reported, Amendment No. 1 extended the Borrower's Excess Cash Flow payment from April 9, 2020 to April 30, 2020, Amendment No. 2 extended the Borrower's Excess Cash Flow payment from April 30, 2020 to May 7, 2020, Amendment No. 3 further extended the Borrower's Excess Cash Flow payment from May 7, 2020 to May 17, 2020, and Amendment No. 4 further extended the Borrower’s Excess Cash Flow payment from May 17, 2020 to May 25, 2020.

A copy of the Credit Agreement was filed as exhibit 4.2 to Libbey’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2014. The foregoing description of Amendment No. 5 does not purport to be a complete description and is qualified in its entirety by reference to the full text of Amendment No. 5. A copy of each of Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, and Amendment No. 5 will be filed with Libbey’s Quarterly Report on Form 10-Q for the period ended March 31, 2020.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2020, the Company's Board of Directors, following extensive consultation with the Company's compensation and legal advisors, approved cash retention bonuses (each, a “Retention Bonus”) and a form of Retention Bonus Agreement (the “Retention Bonus Agreement”) for the Company’s executive officers and other key employees (each, a “Participant”). The Retention Bonuses will enable the Company to retain and motivate the Participants through the volatile and uncertain environment affecting the foodservice, hospitality and retail industries, as well as the previously disclosed disruptions to the Company's business related to coronavirus disease 2019 (“COVID-19”). Pursuant to the Retention Bonus Agreements, Participants were paid the Retention Bonuses on or before May 22, 2020.

The aggregate amount of Retention Bonuses paid was approximately $3.1 million. The Retention Bonuses received by our named executive officers and our principal financial officer are set forth in the table below.

Name	Title	Retention Bonus
Michael P. Bauer	Chief Executive Officer	$900,000
James C. Burmeister	Senior Vice President, Chief Operating Officer	$400,000
Sarah J. Zibbel	Senior Vice President, Chief Human Resources Officer	$325,000
Juan Amezquita	Senior Vice President, Chief Financial Officer and Treasurer	$400,000

Under the Retention Bonus Agreements, a Participant will be required to repay the full Retention Bonus to the Company in the event that the Company terminates the Participant’s employment for “Cause” or the Participant voluntarily resigns without “Good Reason” (each as defined in the Retention Bonus Agreement) prior to May 19, 2021.

The above summary of the Retention Bonuses is qualified in its entirety by reference to the complete terms and conditions as set forth in the Retention Bonus Agreement, the form of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company’s best assessment at this time and are indicated by words or phrases such as “goal,” “plan,” “expects,” “believes,” “will,” “estimates,” “anticipates,” or similar phrases. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the impact of COVID-19 on our operations and the length of time of such impact, our results of operations, financial condition, liquidity, prospects, growth, strategies and the impact of COVID-19 on the industry in which we operate and the industries we serve. By their nature, forward-looking statements involve risks and uncertainties because they related to events and depend on circumstances that may or may not occur in the future. Investors are cautioned that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from these statements. Investors should not place undue reliance on such statements. Important factors potentially affecting performance include but are not limited to risks and uncertainties related to the impact of COVID-19 on the global economy, our associates, our customers and our operations, our high level of indebtedness and the availability and cost of credit; high interest rates that increase the Company’s borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; the inability to achieve savings and profit improvements at targeted levels in the Company’s operations or within the intended time periods; increased competition from foreign suppliers endeavoring to sell glass tableware, ceramic dinnerware and metalware in our core markets; global economic conditions and the related impact on consumer spending levels; major slowdowns or changes in trends in the retail, travel, restaurant and bar or entertainment industries, and in the retail and foodservice channels of distribution generally, that impact demand for our products; inability to meet the demand for new products; material restructuring charges related to involuntary employee terminations, facility sales or closures, or other various restructuring activities; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; our ability to borrow under our ABL credit agreement; protracted work stoppages related to collective bargaining agreements; increased pension expense associated with lower returns on pension investments and increased pension obligations; increased tax expense resulting from changes to tax laws, regulations and evolving interpretations thereof; devaluations and other major currency fluctuations relative to the U.S. dollar and the euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of exchange rate changes to the value of the euro, the Mexican peso, the Chinese renminbi and the Canadian dollar and the earnings and cash flows of our international operations, expressed under U.S. GAAP; the effect of high levels of inflation in countries in which we operate or sell our products; the failure of our investments in e-commerce, new technology and other capital expenditures to yield expected returns; failure to prevent unauthorized access, security breaches and cyber-attacks to our information technology systems; compliance with, or the failure to comply with, legal requirements relating to health, safety and environmental protection; our failure to protect our intellectual property; and the inability to effectively integrate future business we acquire or joint ventures into which we enter. These and other risk factors that could cause results to differ materially from the forward-looking statements can be found in the Company’s Annual Report on Form 10-K and in the Company’s other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this report.

Item 9.01 Financial Statements and Exhibits

d)    Exhibits:

Exhibit No.	Description
10.1	Form of Retention Bonus Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Libbey Inc. Registrant

Date: May 26, 2020	By:	/s/ Jennifer M. Jaffee
Jennifer M. Jaffee
Senior Vice President, General Counsel and Secretary